Exhibit 99.1

Investor Relations

+1 (937) 458-6600

ROBBINS & MYERS ANNOUNCES FIRST QUARTER 2012 RESULTS

AND DIVIDEND INCREASE

Segments Realigned to Support Focused Growth Initiatives

HOUSTON, TEXAS, January 6, 2012…Robbins & Myers, Inc. (NYSE: RBN) today reported diluted net earnings per share (DEPS) of $0.77 for its fiscal first quarter ended November 30, 2011, compared with $0.44 in the prior year first quarter from continuing operations. Robbins & Myers achieved significant year-over-year growth in orders, sales, operating income and backlog.

Consolidated sales were $237 million in the first quarter of fiscal 2012. Orders outpaced sales and were $254 million for the first quarter of fiscal 2012. Backlog continued to grow and ended the quarter at $260 million, a $9 million increase for the quarter. Excluding the impact of currency translation and T-3 Energy Services, Inc. (“T-3”), which was acquired in the second quarter of fiscal year 2011, sales grew $30 million, or 21%, over the comparable period of the prior year.

The Company reported first quarter fiscal 2012 earnings before interest and taxes (EBIT) of $53 million, significantly higher than the $24 million reported in the first quarter of fiscal 2011. The inclusion of T-3, higher organic sales and cost reduction actions drove this increase. Operating margins grew 510 basis points to 22.2%. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $60 million, 25% of sales, compared to $27 million, 19% of sales, in the same prior year quarter.

First quarter fiscal 2012 cash from operations was $29 million, an improvement of $31 million from the same prior year period. Under the Company’s share repurchase program the Company bought 351 thousand shares for $16 million during the quarter. The Company ended the first quarter of 2012 with $231 million of cash, slightly higher than the ending balance of the last quarter despite the share repurchase program.

“We continue to be well situated with our expanded Energy Services product offering following the acquisition of T-3. We have taken steps to bring on additional capacity and leverage existing assets to take greater advantage of growing end-market demand,” said Peter C. Wallace, President and Chief Executive Officer of Robbins & Myers, Inc. “While sequential orders in the Process and Flow Control segment softened in the quarter, we continue to see general signs of improving markets and demand.”

Based on the strength of served energy and fine chemical end markets, the Company is increasing its fiscal 2012 DEPS forecast from $2.85-$3.05 to $3.00-$3.20. The Company expects to earn $0.68-$0.78 in its second quarter of fiscal 2012 after considering seasonal holiday plant shut-down inefficiencies and additional investments in personnel to support our growth programs.

Segment Realignment

Mr. Wallace also commented, “With our acquisition of T-3 in fiscal 2011, we have realigned our segments around the primary end markets we serve. The Energy Services segment will be focused on increasing sales in the growing oil and gas upstream energy markets, while the Process and Flow Control segment will be focused on the specialty chemical, pharmaceutical and general industrial markets.” All results included in this press release have been recast to reflect the new operating and reporting structure. A recasting of quarterly segment data for fiscal 2009 through 2011 is attached and also can be viewed in the “Investor Relations” section of the Company’s website, www.robn.com.

First Quarter Results by Segment

All comparisons are to the comparable period of the prior year unless otherwise stated.

The Company’s Energy Services segment reported orders of $169 million. Excluding T-3, orders were $95 million, up 31% due to strength in the oil and gas markets. Sales were $147 million in the first quarter of fiscal 2012. Excluding T-3, sales were $80 million, a 29% increase from the same period of the prior year. EBIT was $47 million or 32.2% of sales. Ending backlog was $143 million, an increase of $22 million for the quarter.

The Process and Flow Control segment reported orders of $85 million, an increase of approximately 1% over the prior year. Sales of $90 million were 14% over prior year. EBIT was $10 million, the highest level since the first quarter of fiscal 2009. EBIT as a percentage of sales increased 290 basis points to 11.1% in the first quarter of fiscal 2012. Ending backlog was $117 million.

Dividend Increase

Robbins & Myers also announced today that its Board of Directors approved an increase in the quarterly cash dividend payment from $0.045 to $0.050 per share. The dividend is payable on February 17, 2012 to shareholders of record as of January 20, 2012.

Mr. Wallace commented, “I am pleased to announce our sixth consecutive annual dividend increase, reflecting our strong financial position, successful business performance, and strategy to create long-term shareholder value.”

Conference Call to Be Held Today, January 6, at 9:00 AM Central (10:00 AM Eastern)

A conference call to discuss first quarter 2012 financial results has been scheduled for 9:00 AM Central (10:00 AM Eastern) on Friday, January 6, 2012. The call can be accessed at www.robn.com or by dialing 866-271-6130 (US/Canada) or +1-617-213-8894, using conference ID #42720825. Replays of the call can be accessed by dialing 888-286-8010 (U.S./Canada) or +1-617-801-6888, both using replay ID #15620837.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets.

In this release the Company refers to EBIT and EBITDA, which are non-GAAP measures. The Company uses these measures to evaluate its performance and believes these measures are helpful to investors in assessing its performance. A reconciliation of EBIT and EBITDA to net income from continuing operations is included herein. EBIT and EBITDA are not measures of cash available for use by the Company.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts, including statements regarding future financial performance, future market demand, future benefits to shareholders, future economic and industry conditions, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas; a significant decline in capital expenditures within the markets served by the Company; the failure of our Energy Services products used in oil and gas exploration, development and production; the possibility of product liability lawsuits that could harm our businesses; the sale of the Romaco businesses (including its benefits and effects); costs and difficulties related to the integration of T-3; dilution of earnings per share due to merger-related issuance of common shares; the inability to or delay in obtaining cost savings and synergies from the T-3 merger; inability to retain key personnel; the ability to realize the benefits of restructuring programs; increases in competition; changes in the availability and cost of raw materials; foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela; work stoppages related to union negotiations; customer order cancellations; events or circumstances which result in an impairment of, or valuation against, assets; the potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to offshore drilling and hydraulic fracturing, and export and import of products and materials, and changes in the interpretation and application of such laws and regulations; the outcome of audit, compliance, administrative or investigatory reviews; proposed changes in U.S. tax law which could impact our future tax expense and cash flow and decline in the market value of our pension plans’ investment portfolios; and other important risk factors discussed more fully in Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2011; its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed from time to time with the SEC. Robbins & Myers does not undertake any obligation to revise or update publicly any forward-looking statements for any reason.

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands)	November 30, 2011	August 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$231,453	$230,606
Accounts receivable	172,260	166,511
Inventories	154,717	151,463
Other current assets	9,461	11,247
Deferred taxes	18,479	18,674

Total Current Assets	586,370	578,501

Goodwill & Other Intangible Assets	783,975	798,719
Deferred Taxes	25,728	26,344
Other Assets	14,686	13,776
Property, Plant & Equipment	164,079	165,626

	$1,574,838	$1,582,966

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$80,435	$84,761
Accrued expenses	92,702	91,253
Current portion of long-term debt	742	421

Total Current Liabilities	173,879	176,435
Long-Term Debt—Less Current Portion	23	24
Deferred Taxes	131,326	131,697
Other Long-Term Liabilities	104,720	108,391
Total Equity	1,164,890	1,166,419

	$1,574,838	$1,582,966

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

	Three Months Ended
(in thousands, except per share data)	November 30, 2011	November 30, 2010
Sales	$237,323	$140,770
Cost of sales	141,782	87,421

Gross profit	95,541	53,349
Selling, general and administrative expenses	42,960	29,245

Income before interest and income taxes (EBIT)	52,581	24,104
Interest (income), net	(61)	(25)

Income from continuing operations before income taxes	52,642	24,129
Income tax expense	17,187	9,104

Net income from continuing operations	35,455	15,025
Income from discontinued operations, net of tax	—	67

Net income including noncontrolling interest	35,455	15,092
Less: Net income attributable to noncontrolling interest	198	396

Net income attributable to Robbins & Myers, Inc.	$35,257	$14,696

Net income per share from continuing operations:
Basic	$0.77	$0.44
Diluted	$0.77	$0.44

Net income per share:
Basic	$0.77	$0.45
Diluted	$0.77	$0.44
Weighted average common shares outstanding:
Basic	45,842	32,971
Diluted	46,060	33,087

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED BUSINESS SEGMENT INFORMATION FOR CONTINUING OPERATIONS

(Unaudited)

	Three Months Ended
(in thousands)	November 30, 2011	November 30, 2010
Customer Sales
Energy Services	$146,988	$61,827
Process and Flow Control	90,335	78,943

Total	$237,323	$140,770

Income Before Interest and Income Taxes (EBIT)
Energy Services	$47,298	$22,746
Process and Flow Control	10,070	6,538
Corporate and Eliminations	(4,787)	(5,180)

Total	$52,581	$24,104

Depreciation and Amortization
Energy Services	$5,789	$1,126
Process and Flow Control	2,019	2,034
Corporate and Eliminations	84	72

Total	$7,892	$3,232

Orders
Energy Services	$169,465	$72,316
Process and Flow Control	84,573	83,955

Total	$254,038	$156,271

Backlog
Energy Services	$142,971	$36,720
Process and Flow Control	116,948	116,849

Total	$259,919	$153,569

Note: EBIT is a non-GAAP measure. The Company uses this measure to evaluate its performance and believes this measure is helpful to investors in assessing its performance. A reconciliation of this measure to net income is included in our Condensed Consolidated Income Statement. EBIT is not a measure of cash available for use by the Company.

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended
(in thousands)	November 30, 2011	November 30, 2010
Operating activities:
Net income including noncontrolling interest	$35,455	$15,092
Depreciation and amortization	7,892	3,891
Working capital	(16,036)	(24,485)
Other changes, net	1,610	2,992

Cash provided (used) by operating activities	28,921	(2,510)

Investing activities:
Capital expenditures, net of nominal disposals	(6,813)	(3,100)

Cash used by investing activities	(6,813)	(3,100)

Financing activities:
Proceeds (payments) of long-term debt, net	450	(47)
Share repurchase program	(15,607)	—
Dividends paid	(2,067)	(1,405)
Proceeds from issuance of common stock and other, net	970	323

Cash used by financing activities	(16,254)	(1,129)
Exchange rate impact on cash	(5,007)	1,735

Increase (decrease) in cash	847	(5,004)
Cash and cash equivalents at beginning of period	230,606	149,213

Cash and cash equivalents at end of period	$231,453	$144,209

ROBBINS & MYERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBIT AND EBITDA

(Unaudited)

	Three Months Ended
( $ in thousands)	November 30, 2011	November 30, 2010

Consolidated

Net income from continuing operations	$35,455	$15,025
Income tax expense	17,187	9,104
Interest (income), net	(61)	(25)

EBIT (operating profit)	52,581	24,104

EBIT margin	22.2%	17.1%

Depreciation and amortization	7,892	3,232

EBITDA	$60,473	$27,336

EBITDA margin	25.5%	19.4%

EBIT (operating profit), EBIT margin %, EBITDA and EBITDA margin % are non-GAAP financial measures. The Company uses these measures to evaluate its businesses, and allocates resources to its businesses based on EBIT. EBIT is not, however, a measure of performance calculated in accordance with accounting principles generally accepted in the United States and should not be considered as an alternative to net income as a measure of our operating results. Neither EBIT nor EBITDA are measures of cash available for use by management.

Robbins & Myers, Inc.

Historical Segment Results Reflecting Realigned Operating Structure

(In thousands)
	Fiscal 2009					Fiscal 2010					Fiscal 2011
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Sales:
Energy Services	$62,901	$56,795	$43,822	$39,729	$203,247	$41,522	$44,428	$53,903	$61,739	$201,592	$61,827	$104,433	$144,236	$166,702	$477,198
Process and Flow Control	91,653	78,579	75,093	78,773	324,098	70,199	62,409	65,808	78,185	276,601	78,943	79,381	92,822	92,296	343,442

	$154,554	$135,374	$118,915	$118,502	$527,345	$111,721	$106,837	$119,711	$139,924	$478,193	$140,770	$183,814	$237,058	$258,998	$820,640

Depreciation and Amortization:
Energy Services	$1,114	$1,164	$1,192	$1,119	$4,589	$1,138	$1,152	$1,148	$1,108	$4,546	$1,126	$8,033	$8,108	$6,293	$23,560
Process and Flow Control	2,367	2,259	2,205	2,336	9,167	2,392	2,236	2,109	1,754	8,491	2,034	2,129	2,044	2,185	8,392
Corporate and Eliminations	130	132	98	97	457	86	71	74	73	304	72	74	97	93	336

	$3,611	$3,555	$3,495	$3,552	$14,213	$3,616	$3,459	$3,331	$2,935	$13,341	$3,232	$10,236	$10,249	$8,571	$32,288

EBIT:
Energy Services	$20,967	$19,309	$12,933	$7,407	$60,616	$12,822	$11,489	$17,429	$19,962	$61,702	$22,746	$21,728	$35,276	$51,218	$130,968
Process and Flow Control	10,542	4,911	6,466	6,022	27,941	2,261	(394)	780	2,243	4,890	6,538	5,574	9,158	5,542	26,812
Corporate and Eliminations	(3,672)	(3,827)	(6,540)	(2,442)	(16,481)	(4,589)	(4,889)	(6,488)	(3,708)	(19,674)	(5,180)	(11,152)	(5,752)	(4,353)	(26,437)

	$27,837	$20,393	$12,859	$10,987	$72,076	$10,494	$6,206	$11,721	$18,497	$46,918	$24,104	$16,150	$38,682	$52,407	$131,343

Special Items (Income) Expense:
Energy Services-cost of sales					$—					$—	$—	$4,103	$5,396	$—	$9,499
Energy Services—other expense												7,428	2,828		10,256
Process and Flow Control—other expense					—				2,764	2,764	—	—	—	1,012	1,012
Corporate and Eliminations—other expense					—					—	—	5,884	—	—	5,884

	$—	$—	$—	$—	$—	$—	$—	$—	$2,764	$2,764	$—	$17,415	$8,224	$1,012	$26,651

Adjusted EBIT:
Energy Services	$20,967	$19,309	$12,933	$7,407	$60,616	$12,822	$11,489	$17,429	$19,962	$61,702	$22,746	$33,259	$43,500	$51,218	$150,723
Process and Flow Control	10,542	4,911	6,466	6,022	27,941	2,261	(394)	780	5,007	7,654	6,538	5,574	9,158	6,554	27,824
Corporate and Eliminations	(3,672)	(3,827)	(6,540)	(2,442)	(16,481)	(4,589)	(4,889)	(6,488)	(3,708)	(19,674)	(5,180)	(5,268)	(5,752)	(4,353)	(20,553)

	$27,837	$20,393	$12,859	$10,987	$72,076	$10,494	$6,206	$11,721	$21,261	$49,682	$24,104	$33,565	$46,906	$53,419	$157,994

Orders:
Energy Services	$71,546	$41,697	$29,656	$33,850	$176,749	$42,219	$53,695	$58,791	$63,702	$218,407	$72,316	$111,549	$168,150	$165,740	$517,755
Process and Flow Control	86,562	65,480	62,095	60,424	274,561	67,802	70,965	73,516	91,258	303,541	83,955	83,766	94,516	96,258	358,495

	$158,108	$107,177	$91,751	$94,274	$451,310	$110,021	$124,660	$132,307	$154,960	$521,948	$156,271	$195,315	$262,666	$261,998	$876,250

Backlog:
Energy Services	$44,399	$30,155	$16,821	$11,384		$12,213	$20,393	$25,197	$27,063		$36,720	$98,093	$122,196	$121,254
Process and Flow Control	131,524	114,714	103,642	83,454		83,244	89,557	95,126	109,735		116,849	122,878	125,722	129,810

	$175,923	$144,869	$120,463	$94,838		$95,457	$109,950	$120,323	$136,798		$153,569	$220,971	$247,918	$251,064